Exhibit 35.5

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

GSMS 2013-GC10

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GC10

(Empire Hotel & Retail; National Harbor- CGCMT 2013-GCJ11)

DBRS, Inc.

333 West Wacker Drive, Suite 1800

Attn: Commercial Mortgage Surveillance

Chicago IL 60606

General Contact

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Gary Silber

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Leah Nivison

S&P Global Ratings

Attention: Commercial Mortgage Surveillance

55 Water Street

New York NY 100041

General Contact

TriMont Real Estate Advisors, LLC

One Alliance Center

3500 Lenox Road, Suite G1

Attn: Operating Advisor

Atlanta GA 30326

Group Operating Advisor

TriMont Real Estate Advisors, LLC

3500 Lenox Road, Suite G1

Atlanta GA 30326

J. Gregory Winchester

U.S. Bank National Association

Corporation Trust Services

190 South LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7R

Chicago IL 60603

Group Notices

U.S. Bank National Association

Corporation Trust Services

190 South LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7R

Chicago IL 60603

Nick Xeros

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 11th Floor

New York NY 10013